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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

GFR PHARMACEUTICALS INC.
(Exact name of Registrant as specified in charter)

NEVADA	000-27959	77-0517964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 11405 - 201A Street, Maple Ridge, British Columbia V2X 0Y3
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (604) 460-8440

Not Applicable
(Former address if changed since last report)

ITEM 7.01. REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1, but only furnished pursuant to Item 7.01 of this report and incorporated herein by reference, is the Issuer's press release, dated April 20, 2005, announcing the Issuer will not be proceeding with the proposed shares for debt transaction announced April 13, 2005. This current report on Form 8-K contains statements intended as "forward-looking statements", which are subject to the cautionary statements about forward-looking statements set forth in the press release.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GFR PHARMACEUTICALS INC. (Registrant)

Date: April 21, 2005		/s/ Richard Pierce
	By:	Richard Pierce, President